EXHIBIT 99.1

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Environmental Power Corporation		The Equity Group Inc.
Kam Tejwani		Devin Sullivan
President and Chief Executive Officer		(212) 836-9608
(603) 431-1780		dsullivan@equityny.com
ktejwani@environmentalpower.com		Adam Prior
(212) 836-9606
aprior@equityny.com

FOR IMMEDIATE RELEASE

ENVIRONMENTAL POWER CORPORATION’S MICROGY COGENERATION SYSTEMS, INC.

SUBSIDIARY ANNOUNCES INTERNAL BUSINESS METRICS

Portsmouth, NH – February 22, 2005 – Environmental Power Corporation (the “Company”) (AMEX: EPG) is releasing certain business metrics used by its wholly owned subsidiary, Microgy Cogeneration Systems, Inc. (“Microgy”). The purpose of this release is to help investors to understand its business and evaluate project development opportunities. The announcement of this information is made in advance of scheduled meetings with various institutional investors and analysts where representatives of the Company and Microgy expect to present this information. The following are targets only, and should not be taken as indicative of future financial performance or operational results.

KEY ASSUMPTIONS PER DIGESTER (Base Unit):

• Standard Size Base Unit - 1,000 dairy milking cows

☐ Annual Manure Slurry Per Base Unit:	47,000 tons

☐ Annual Bio-Gas Production:	104 million cubic feet

☐ Annual Energy Content of Bio-gas:	64,000 MMBtu or 64,000 MCu.Ft.

TARGET REVENUE AND PROFIT MODELS:

1. Sale of Equipment (per project):

■ Targets

Base unit sale price	$2.7 million
Base unit cost	$2.3 million

Gross Margin	$400,000	15%

2. Operating and Maintenance Agreement (30 year contract):

■ Target annual EBITDA	$25,000 per project

3. Full or partial project equity ownership (30 year estimated project life):

■ Target annual EBITDA	$400,000 per project

Environmental Power Corporation

February 22, 2005

PROJECT EQUITY OWNERSHIP MODEL:

Target Annual EBITDA Per Project:

•	$240,000 from biogas off-take (e.g., electrical power generation, thermal energy, compression and transportation, milk processing, on-farm uses, pipeline grade methane, hydrogen source)

•	$70,000 from solids sale (e.g., wholesale and retail fertilizer and animal bedding)

•	$90,000 from other sources over five years (e.g., mineral pollution credits, CO2 credits/green tags, renewable energy credits, tax credits, production credits)

SUMMARY TARGET PROJECT ECONOMICS:

1. Sale of equipment base unit (1,000 cows):	$2.7 million
Gross Profit (cost $2.3 million):	$400,000

2. Operation and Maintenance (annual EBITDA):	$25,000

3. Equity ownership (annual EBITDA):

Gas Sale	$240,000

Solids Sale	$70,000

Credits	$90,000

Total	$400,000

• Cost Recovery:

$2.3 million/$425,000 (25K + 400K) = 5.41 years

PROJECT CYCLE AND 2005 BUSINESS DEVELOPMENT

Development Stage —> Project Identified—> Permitting —> Construction —> Commissioning —> Operational

Source	# of Base Units Involved	Business Stage
Dairyland (gas>electricity)	2	Commissioning
Dairyland (gas>electricity)	1	Construction
Dairyland (gas>electricity)	2	Permitting
California - Scoular (thermal)	12	Permitting
California (gas)	4	Permitting
Idaho - Scoular (thermal)	1	Permitting
Dairyland (gas>electricity)	5	Projects Identified

Total	27

Texas (gas)	30	Development Stage/Project Identified

Notes to Project Cycle and 2005 Business Development table:

•	A project may enter backlog (signed definitive project documents) at any phase after the project is identified. Microgy currently has only five projects in backlog, two of which are in the permitting stage. Accordingly, Microgy does not have definitive agreements for most of its projects in the permitting stage.

•	Project financing may be put into place at any point during the project cycle, including after the project is operating. Microgy currently does not have project financing in place for any of its projects.

ABOUT ENVIRONMENTAL POWER CORPORATION

Environmental Power Corporation is a developer, owner and operator of renewable energy production facilities. Its principal operating subsidiary, Microgy Cogeneration Systems, Inc., holds an exclusive license in North America for the development and deployment of a proprietary anaerobic digestion technology for the extraction of methane gas from animal wastes for its use to generate energy. For more information visit the Company’s web site at www.environmentalpower.com.

Environmental Power Corporation

February 22, 2005

CAUTIONARY STATEMENT

The Private Securities Litigation Reform Act of 1995, referred to as the PSLRA, provides a “safe harbor” for forward-looking statements. Certain statements contained in this press release, such as statements concerning planned manure-to-energy systems, our sales pipeline, our backlog, our projected sales and financial performance, statements containing the words “may,” “assumes,” “forecasts,” “positions,” “predicts,” “strategy,” “will,” “expects,” “estimates,” “anticipates,” “believes,” “projects,” “intends,” “plans,” “budgets,” “potential,” “continue,” “target” and variations thereof, and other statements contained in this press release regarding matters that are not historical facts are forward-looking statements as such term is defined in the PSLRA. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to: uncertainties involving development-stage companies, uncertainties regarding project financing, the lack of binding commitments and the need to negotiate and execute definitive agreements for the construction and financing of projects, financing and cash flow requirements and uncertainties, difficulties involved in developing and executing a business plan, difficulties and uncertainties regarding acquisitions, technological uncertainties, including those relating to competing products and technologies, risks relating to managing and integrating acquired businesses, unpredictable developments, including plant outages and repair requirements, the difficulty of estimating construction, development, repair and maintenance costs and timeframes, the uncertainties involved in estimating insurance and implied warranty recoveries, if any, the inability to predict the course or outcome of any negotiations with parties involved with our projects, uncertainties relating to general economic and industry conditions, and the amount and rate of growth in expenses, uncertainties relating to government and regulatory policies, the legal environment, intellectual property issues, the competitive environment in which Environmental Power Corporation and its subsidiaries operate and other factors, including those described in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, well as in other filings we make with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date that they are made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

### #### ###